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                                                                    EXHIBIT 99.2
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                               FORM OF PROXY CARD

                          STONE CONTAINER CORPORATION
                           150 North Michigan Avenue
                            Chicago, Illinois 60601
                                 (312) 346-6600

THIS PROXY IS SOLICITED ON BEHALF OF STONE CONTAINER CORPORATION'S BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____________, 2000

The undersigned hereby appoints _________________ and __________________, each of them with full power of substitution, as proxies of the undersigned to vote all shares of $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of Stone Container Corporation held of record by the undersigned as of the close of business on ________________, 2000, at the Special Meeting ("Special Meeting") of Stockholders of Stone Container Corporation to be held on _________, 2000 at the offices of Stone Container Corporation, 150 North Michigan Avenue, Illinois at 10:00 a.m. (C.S.T.), and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including matters described in the Proxy Statement/Prospectus furnished herewith.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER MARKED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER DESCRIBED IN THE AGREEMENT AND PLAN OF MERGER AMONG SMURFIT-STONE CONTAINER CORPORATION, SCC MERGER CO., AND STONE CONTAINER CORPORATION. NEITHER STONE CONTAINER CORPORATION NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER SUCH STOCKHOLDER SHOULD APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER. IF OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED ON THOSE MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES, EXCEPT THAT ANY PROXY VOTED AGAINST APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER WILL NOT BE VOTED IN FAVOR OF ANY PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF STONE CONTAINER CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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The Board of Directors of Stone Container Corporation requests your vote with respect to:

1. Approval and adoption of the Agreement and Plan of Merger (the "Merger
Agreement"), dated as of August      , 2000, among Smurfit-Stone Container
Corporation, a Delaware corporation, SCC Merger Co., a Delaware corporation and wholly-owned subsidiary of Smurfit-Stone Container Corporation, and Stone Container Corporation, that will cause each share of Stone Container Corporation's $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock to be exchanged for one share of Smurfit-Stone Container Corporation's 7% Series A Cumulative Exchangeable Redeemable Convertible Preferred Stock, plus an amount in cash equal to the accrued and unpaid dividends on each outstanding share of Stone Container Corporation's $1.75 Series E Cumulative Convertible Exchangeable Preferred Stock, less $0.10 per share. The Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Annex A.

[_____] FOR          [_____] AGAINST          [_____] ABSTAIN

2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the Merger Agreement have not been received.

[_____] FOR          [_____] AGAINST          [_____] ABSTAIN

Please mark, date, sign and return this Proxy in the enclosed envelope. When shares are held by joint tenants, both tenants should sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This Proxy votes all shares held in all capacities.

The undersigned hereby acknowledges receipt of a copy of the accompanying notice of Special Meeting and Proxy Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


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(Date)


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(Signature)


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(Title)


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(Signature, if held jointly)



                   PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY.